Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Post-Effective Amendment No.1 to the Registration Statement No. 333-256530 on Form S-8 of our report dated February 17, 2022, relating to the consolidated financial statements of Seven Hills Realty Trust appearing in this Annual Report on Form 10-K for the year ended December 31, 2021.
/s/ Deloitte & Touche LLP
Boston, Massachusetts
February 17, 2022